Exhibit 99.2
Penton Media, Inc.
The Penton Media Building
1300 E. 9th St.
Cleveland, OH 44114 USA
216.696.7000
Fax: 216.931.9492
www.penton.com
PENTON MEDIA ANNOUNCES MERGER
WITH PRISM BUSINESS MEDIA
CLEVELAND, OH — November 2, 2006 — Penton Media, Inc. (OTCBB: PTON) announced today that its board of directors has approved a definitive agreement pursuant to which Prism Business Media Holdings, Inc. will acquire 100% of the capital stock of Penton in an all-cash transaction for aggregate consideration of $194,200,000. The total value of the transaction, including the assumption or repayment of the expected debt at closing, is approximately $530,000,000.
“This transaction delivers outstanding value for all of Penton’s stockholders,” said David Nussbaum, Chief Executive Officer of Penton. “The combination of Penton and Prism will create a company with the capital structure, talent, and infrastructure to continue on a very strong growth path.”
Credit Suisse Securities (USA) LLC acted as exclusive financial advisor and Ropes & Gray LLP acted as legal advisor to Penton and its board in connection with the transaction.
Allen & Company LLC acted as financial advisor and Morris, Nichols, Arsht & Tunnell LLP acted as legal advisor to the special committee of the board of Penton in connection with the transaction.
Approvals and timing
The transaction is subject to customary closing conditions, including expiration or termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and approval by Penton stockholders. Penton expects the transaction to close in the first half of 2007.
Important legal information
This communication is being made in respect of the proposed merger involving Prism Business Media and Penton Media. In connection with the proposed merger, we will be filing a proxy statement for the stockholders of Penton and other documents regarding the proposed transaction with the Securities and Exchange Commission (“SEC”). Before making any voting or investment decision, Penton stockholders and investors are urged to read the proxy statement regarding the merger and any other relevant documents carefully in their entirety when they become available because the documents will contain important information about the proposed transaction. The proxy statement and other documents filed by Penton will be available free of charge at the SEC’s website, www.sec.gov. The proxy statement and such other documents may also be obtained free of charge from Penton by directing such request to: Office of Investor Relations, Penton Media, Inc., The Penton Media Building, 1300 East Ninth Street, Cleveland, Ohio 44114-1503.
Penton and its directors, executive officers and other members of management may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding Penton’s directors and executive officers is available in its proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 13, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

About Penton Media, Inc.
Penton Media, Inc. (http://www.penton.com/), a diversified business-to-business media company, provides high-quality content and integrated marketing solutions to the following industries: aviation; business technology Enterprise Information Technology; design/engineering; electronics; food/retail; government/compliance; hospitality; manufacturing; mechanical systems/construction; and natural and organic products. Penton produces market-focused magazines, trade shows, conferences, and online media and provides a broad range of custom media and direct marketing solutions for business-to-business customers worldwide.
Forward-looking Statements
This document contains information relating to Penton Media, Inc. that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among other things, statements regarding the transaction pursuant to which Penton will be acquired by Prism Business Media and the expected closing of such transaction. Although Penton believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Actual results or events may differ materially from those projected as a result of certain risks and uncertainties, including obtaining the required stockholder and regulatory approvals.
Media and investor contact
Penton Media, Inc.
Bethany Weaver
(216) 931-9551
bweaver@penton.com